Exhibit 99.1

ContraVir Pharmaceuticals Reports Positive Results Confirming the Safety of its Shingles Candidate FV-100 in a Drug-Drug Interaction Study

Edison, NJ, March 3, 2016 — ContraVir Pharmaceuticals, Inc. (NASDAQ:CTRV), a biopharmaceutical company focused on the development and commercialization of targeted antiviral therapies, reported today a positive outcome from an important drug-drug interaction study regarding the Company’s novel antiviral drug candidate FV-100, which is currently in Phase 3 clinical development to prevent the debilitating shingles-associated pain known as post-herpetic neuralgia (PHN).

The drug-drug interaction study examined oral co-administration of FV-100 with ritonavir, a known inhibitor of the key drug metabolism enzyme CYP3A and the P-glycoprotein (P-gp) drug transporter, both of which are involved in a large number of adverse drug-drug interactions.  FV-100 was safe and well tolerated in this study. Importantly, the results showed that inhibition of CYP3A or P-gp by ritonavir or any other drugs that inhibit CYP3A or P-gp, is unlikely to elicit a clinically significant drug-drug interaction that could compromise the safety or efficacy of FV-100.

James Sapirstein, Chief Executive Officer of ContraVir, said “Confirming the safety of FV-100 in this drug-drug interaction study and eliminating the potential liability of CYP3A/P-gp inhibition adversely affecting the pharmacokinetic profile of FV-100 is significant given the advanced age of the shingles population and the multiple medications these patients are likely to be taking.  We continue to enroll patients into our pivotal study of FV-100 with added confidence that it has the potential to be a safe and differentiated antiviral product with the unique potential to prevent PHN pain.”

About FV-100

FV-100 is a fast acting, low dose, once-daily oral antiviral agent being developed for the treatment of herpes zoster, or shingles, which is an infection caused by the reactivation of varicella zoster virus.  In addition to direct antiviral activity, FV-100 has demonstrated the potential to reduce the incidence of debilitating shingles-associated pain, known as post-herpetic neuralgia, or PHN.

About ContraVir Pharmaceuticals

ContraVir is a biopharmaceutical company focused on the development and commercialization of targeted antiviral therapies with two candidates in mid-to-late stage clinical development. ContraVir’s lead clinical drug, FV-100, is an orally available nucleoside analogue prodrug that is being developed for the treatment of herpes zoster, or shingles, which is currently in Phase 3 clinical development.  In addition to direct antiviral activity, FV-100 has demonstrated the potential to reduce the incidence of debilitating shingles-associated pain known as post-herpetic neuralgia (PHN) in a Phase 2 clinical study.  ContraVir is also developing CMX157, a highly potent analog of the successful antiviral drug tenofovir for the Hepatitis B virus.  CMX157’s novel structure results in decreased circulating levels of tenofovir, lowering systemic exposure and thereby reducing the potential for renal and bone side effects.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on ContraVir’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties with respect to lengthy and expensive clinical trials, that results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any drug candidates under development, there are significant risks in the development, regulatory approval, and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. ContraVir does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in ContraVir’s Form 10-K for the year ended June 30, 2015 and other periodic reports filed with the Securities and Exchange Commission.

For further information, please contact:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D. (investors)

jdrumm@tiberend.com; (212) 375-2664

Claire Sojda (media)

csojda@tiberend.com; (212) 375-2686